Exhibit 10.1

                            LEASE PURCHASE AGREEMENT

THIS AGREEMENT (together with the exhibits and schedules attached hereto, this "AGREEMENT") dated as of the 23rd day of July, 2012.

BETWEEN:

SUMMIT WEST OIL, LLC., a company formed under the laws of Washington State, having an address of 1115 W 10th Ave, Spokane WA 99204.

(Herein called the "ASSIGNOR") AND:

FREEDOM PETROLEUM INC., a company incorporated under the laws of the State of Nevada, having a registered address of 2620 Regatta Drive, Suite 102, Las Vegas, NV, 89128

(Herein called the "ASSIGNEE")

WHEREAS, the Assignee desires to purchase and acquire from the Assignor and the Assignor desires to sell and assign to the Assignee 100% of the Assignor's rights, title and interest in and to the Leases attached hereto as Exhibit A (the "LEASES").

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by and between the parties hereto as follows:

                                    ARTICLE 1

                              ASSIGNMENT OF LEASES

     1.1 Assignment of Leases. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements contained herein, at the closing of the transactions contemplated hereby, the Assignor will sell, convey, assign and transfer 100% of Assignor's interest in and to the following Leases, and the Assignee will purchase and acquire the Leases from the Assignor, reserving however, unto Assignor herein an overriding royalty of 3.3333% of 8/8ths of all the oil, gas and other hydrocarbons produced, saved and marketed from the assigned lands and leases. This overriding royalty and all other terms and conditions of this assignment shall apply to any and all extension, renewal and substitute leases obtained by Assignee, its successors or assigns on the land described herein.

     (a) 100% of Assignor's rights, title and interests in and to the oil, gas and other minerals in and under and that may be produced from the lands described in Exhibit A including, without limitation, interests in oil, gas and/or mineral leases covering any part of the lands, fee mineral interests, and other interests in oil, gas and other minerals in any part of the lands;

     (b) 100% of the right, title and interests of Assignor in all presently existing and valid oil, gas and/or mineral unitization, pooling and/or communitization agreements, declarations, and/or orders and the properties covered or included in the units (including, without limitation, units formed under orders, rules, regulations or other official acts of any federal, state or other authority having jurisdiction, voluntary unitization agreements, designations, and/or declarations, and any working interest units created under operating agreements or otherwise), which relate to the properties subject to the Leases;

     (c) 100% of the right, title and interests of Assignor in all presently existing and valid production sales and sales related contracts, operating agreements and other agreements and contracts which relate to the properties subject to the Leases or which relate to the exploration, development, operation or maintenance of the properties subject to the Leases or the treatment, storage, transaction or marketing of production from or allocated to the properties subject to the Leases; and

     (d) 100% of the right, title and interests of Assignor in and to all materials, supplies, machinery, equipment, improvements, and other personal Leases and fixtures relating to the properties subject to the Leases, and all wells, wellhead equipment, pumping units, flow lines, tanks, buildings, injection facilities, salt water disposal facilities, compression facilities, gathering systems and other equipment, all easements, rights-of-way, surface leases and other surface rights, all permits and licenses and all other appurtenances, used or held for use in connection with or related to the exploration, development, operation or maintenance of any of the properties subject to the Leases.

     1.2 Consideration. In consideration of the sale, transfer and assignment to the Assignee of 100% of Assignor's right, title and interest in and to the Leases, the Assignee shall pay an aggregate purchase price of $15,000 (the "PURCHASE PRICE") of the Assignee.

     1.3 The Closing. The transfer and delivery of the documents transferring 100% of the right, title and interest of the Assignor to the Leases to the Assignee and the Purchase Price to the Assignor (the "CLOSING") will take place no later than August 15, 2012 or such earlier date as may be mutually acceptable to the Assignor and the Assignee, subject to the satisfaction or waiver (by the party receiving the benefit thereof) of the conditions precedent set forth in
Section 6 and 7 of this Agreement (the "CLOSING DATE").

     1.4 Deliveries. At the Closing on the Closing Date:

     (a)  The  Assignor  shall  deliver  to  the  Assignee   executed  and  duly
acknowledged assignments conveying 100% of the right, title and interest of the Assignor to the Leases to the Assignee;

     (b) The Assignee shall deliver to the Assignor and/or its designee the Purchase Price;

     (c) The Assignor and the Assignee shall each execute and deliver such other instruments and take such other action as may be necessary to carry out its obligations under this Agreement; including, without limitation, working together to cause the title to any assets to be transferred into the name of the Assignee in the applicable governmental records.

     1.5 Expenses of Assignor. Any liability or obligation of the Assignor arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby and any fees and expenses of counsel, accountants and other experts employed by Assignor shall be paid by the Assignee.

                                    ARTICLE 2

                               TITLE DUE DILIGENCE

     2.1 Access to Leases. The Assignor shall grant the Assignee such access to the properties subject to the Leases, including all records relating to same, as is necessary to permit the Assignee to conduct a thorough due diligence investigation of the title to the properties subject to the Leases. The Assignee shall have a maximum of seven (7) days from the date of this Agreement to conduct its due diligence (this 7-day period, as it may be extended in accordance with this Agreement or by other agreement of the parties, will be referred to herein as the "DUE DILIGENCE PERIOD").

     2.2 The Assignee shall notify the Assignor in writing (the "DEFECT NOTICE") by the end of the Due Diligence Period of any failures or defects in title ("TITLE DEFECTS") that the Assignee may have identified as pertaining to the properties subject to the Leases. The Defect Notice shall identify the alleged defect and the nature of the defect. If no defects are identified in said written notice, the Assignee will be deemed to have accepted title for said properties subject to the Leases. Upon receipt of Defect Notice, the Assignor

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shall have until the  Closing to cure any such Title  Defects or, if not curable prior to the Closing, advise the Assignee how such Title Defects will be cured following the Closing and provide a satisfactory commitment to the Assignee with respect to curing of such Title Defects. If the Assignor is unable to cure any material Title Defects to the Assignee's reasonable satisfaction or provide a plan and commitment to cure such Title Defects prior to the Closing, then the Assignee may (i) terminate this Agreement; or (ii) proceed with the Closing with no reduction in the Purchase Price. Title Defect, as used in this Agreement, shall mean any lien, encumbrance, encroachment or other defect in the Assignor's title to the properties subject to the Leases that would cause the Assignor not to have defensible title to such properties subject to the Leases.

                                    ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR

     To induce the Assignee to execute, deliver and perform this Agreement, and in acknowledgement of the Assignee's reliance on the following representations and warranties, the Assignor jointly and severally represent and warrant to the Assignee as follows as of the date hereof and as of the Closing Date:

     3.1 Organization. The Assignor has the power and authority to conduct its business as it is now being conducted and to own their assets.

     3.2 Power and Authority. The Assignor has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby, and the Assignor will have taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby, including but not limited to the receipt of all necessary regulatory approvals. This Agreement is, and the other agreements and instruments to be executed and delivered by the Assignor in connection with the transactions contemplated hereby, when such other agreements and instruments are executed and delivered, shall be, the valid and legally binding obligations of the Assignor enforceable against the Assignor in accordance with their respective terms.

     3.3 Non-Contravention. To the Assignor's knowledge, neither the execution, delivery and/or performance of this Agreement, nor the consummation of the transactions contemplated hereby, will:

     (a) conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Assignor under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Assignor, or any of its material properties or assets;

     3.4 Actions and Proceedings. To the knowledge of Assignor, (i) there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Assignor or which involves any of the business, or the properties or assets of Assignor that, if adversely resolved or determined, would have a material adverse effect on the Leases (a "ASSIGNOR MATERIAL ADVERSE Effect"), and (ii) there is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Assignor Material Adverse Effect.

     3.5 Compliance.

     (a) To the knowledge of Assignor, Assignor is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any

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statute, law, ordinance, regulation, rule, decree or other regulation that would constitute a Assignor Material Adverse Effect;

     (b) To the knowledge of Assignor, Assignor is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would result in a Assignor Material Adverse Effect; and

     (c) To the knowledge of Assignor, Assignor has duly filed all reports and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. To the knowledge of Assignor, all of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the knowledge of Assignor, threatened, and none of them will be adversely affected by the consummation of this Agreement.

     3.6 Filings, Consents and Approvals. To the knowledge of Assignor, no filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Assignor of the transactions contemplated by this Agreement.

                                    ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF ASSIGNEE

     To induce the Assignor to execute, deliver and perform this Agreement, and in acknowledgement of Assignor's reliance on the following representations and warranties, the Assignee hereby represents and warrants to the Assignor as follows as of the date hereof and as of the Closing Date:

     4.1 Organization. The Assignee is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Washington, with the power and authority to conduct its business as it is now being conducted and to own and lease its properties and assets.

     4.2 Power and Authority. The Assignee has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby, and the execution, delivery and performance of the Agreement by the Assignee has been duly authorized. This Agreement is, and, when such other agreements and instruments are executed and delivered, the other agreements and instruments to be executed and delivered by the Assignee in connection with the transactions contemplated hereby shall be, the valid and legally binding obligations of the Assignee, enforceable in accordance with their respective terms.

     4.3 Broker's or Finder's Fees. The Assignee has not authorized any person to act as broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement.

     4.4 No Conflict. Neither the execution and delivery by the Assignee of this Agreement and of the other agreements and instruments to be executed and delivered by the Assignee in connection with the transactions contemplated hereby or thereby, nor the consummation by the Assignee of the transactions contemplated hereby, will or do violate or conflict with: (a) any foreign or local law, regulation, ordinance, governmental restriction, order, judgment or decree applicable to the Assignee; (b) any provision of any charter, bylaw, or
(c) under any material agreement to which the Assignee is a party.

     4.5 Required Consents. No permit or approval, authorization, consent, permission, or waiver to or from any person, or notice, filing, or recording to or with, any person is necessary for the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered by the Assignee in connection with the transactions contemplated hereby, or the consummation by the Assignee of the transactions contemplated hereby.

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     4.6  Litigation.  There are no proceedings  pending or, to the knowledge of the Assignee, threatened against the Assignee which (i) seek to restrain or enjoin the consummation of the Agreement or the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the Assignee or its abilities to perform its obligations under the Agreement and the other agreements and instruments to be executed and delivered by the Assignee in connection with the transactions contemplated hereby.

     4.7 Risks Related to Hazardous Materials. The Assignee shall assume all risks that the Leases may contain waste materials or other adverse physical conditions, including, but not limited to, the presence of unknown abandoned oil and gas wells, water wells, sumps, pits, pipelines or other waste or spill sites. At Closing, all responsibility and liability related to all such conditions, whether known or unknown, fixed or contingent, will be transferred from the Assignor to the Assignee.

                                    ARTICLE 5

                   COVENANTS OF THE ASSIGNOR PRIOR TO CLOSING

     5.1 Required Approvals. As promptly as practicable after the date of this Agreement, the Assignor shall make all filings required by foreign or local law to be made by them in order to consummate the transactions contemplated hereby. The Assignor shall cooperate with the Assignee with respect to all filings that the Assignee elects to make or is required by law to make in connection with the transactions contemplated hereby.

     5.2 Prohibited Actions. Except as provided herein below, in no event, without the prior written consent of the Assignee, shall the Assignor:

     (a) permit any of the Leases to be subjected to any claim or encumbrance, except claims or encumbrances that the Assignor believes, in its sole judgment, are necessary to continue development of the Leases in the ordinary course of business and consistent with past practice;

     (b) waive any claims or rights respecting the Leases, or sell, transfer, or otherwise dispose of any of the Leases; or

     (c) dispose of any interest in any of the Leases, or permit any rights in any of the Leases to lapse into default or in non-compliance with all and any regulatory or governmental requirement.

     5.3 Access. From the date of this Agreement to the Closing Date, the Assignor shall provide the Assignee with such information and access as the Assignee may from time to time reasonably request regarding the properties subject to the Leases.

                                    ARTICLE 6

                    CONDITIONS TO THE ASSIGNOR'S OBLIGATIONS

     Each of the obligations of the Assignor to be performed hereunder shall be subject to the satisfaction (or waiver by the Assignor) at or prior to the Closing Date of each of the following conditions:

     6.1 Representations and Warranties; Performance. The Assignee shall have performed and complied in all respects with the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date, the representations and warranties of the Assignee set forth in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (except as otherwise expressly contemplated by this Agreement), and the execution and delivery of this Agreement by the Assignee and the consummation of the transactions contemplated hereby shall have been duly and validly authorized by the Assignee's Board of Directors.

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     6.2 Consents.  All required  approvals,  consents and authorizations  shall have been obtained.

     6.3 Litigation. No Litigation shall be threatened or pending against the Assignee or the Assignor that, in the reasonable opinion of counsel for the Assignor, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

     6.4 Documents Satisfactory in Form and Substance. All agreements, certificates, and other documents delivered by the Assignee to the Assignor hereunder shall be in form and substance satisfactory to counsel for the Assignor, in the exercise of such counsel's reasonable judgment.

     6.5 Due Diligence. The Assignor shall have completed its due diligence review of the Assignee and shall have been satisfied with the findings thereof.

                                    ARTICLE 7

                    CONDITIONS TO THE ASSIGNEE'S OBLIGATIONS

     Each of the obligations of the Assignee to be performed hereunder shall be subject to the satisfaction (or the waiver by the Assignee) at or prior to the Closing Date of each of the following conditions:

     7.1 Representations and Warranties; Performance. The Assignor shall have performed and complied in all respects with the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date, the representations and warranties of the Assignor set forth in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (except as otherwise expressly contemplated by this Agreement), and the execution and delivery of this Agreement by the Assignor and the consummation of the transactions contemplated hereby shall have been duly and validly authorized by the Assignor.

     7.2 Consents. All required approvals, consents and authorizations shall have been obtained.

     7.3 No Litigation. No Litigation shall be threatened or pending against the Assignee or the Assignor that, in the reasonable opinion of counsel for the Assignee, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

     7.4 Due Diligence. The Assignee shall have completed its due diligence review of the Leases and shall have been satisfied with the findings thereof.

     7.5 Proof of Ownership of the Assets. The Assignor shall have delivered to the Assignee copies of instruments evidencing its ownership of the Leases.

                                    ARTICLE 8

          COVENANTS OF THE ASSIGNOR AND THE ASSIGNEE FOLLOWING CLOSING

     8.1 Transfer, Documentary Taxes.

     (a) All sales, transfer, and similar taxes and fees (including all recording fees, if any) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Assignor and the Assignor shall file all necessary documentation with respect to such taxes.

     8.2 Further Assurances. Subject to the terms and conditions of this Agreement, each party agrees to use all of its reasonable efforts to take, or cause to be taken, all actions and to do or cause to be done, all things

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necessary  and  proper  or  advisable  to  consummate  and  make  effective  the transactions contemplated by this Agreement (including the execution and delivery of such further instruments and documents) as the other party may reasonably request.

     8.3 Nondisclosure of Proprietary Data. The Parties shall hold in a fiduciary capacity for the benefit of each other all secret or confidential information, knowledge or data relating to each other or any of their affiliated companies, and their respective businesses, which shall not be or become public knowledge. Neither Party, without the prior written consent of the other, or as may otherwise be required by law or legal process, shall communicate or divulge either before or after the Closing Date any such information, knowledge or data to anyone other than the other Party and those designated by the other Party in writing, or except as required by applicable law.

                                    ARTICLE 9

                             SURVIVAL AND INDEMNITY

     9.1 Survival of Representations, Warranties, etc. Each of the representations, warranties, agreements, covenants and obligations herein is material and shall be deemed to have been relied upon by the other party or parties and shall survive for a period of twelve (12) months after the Closing and shall not merge in the performance of any obligation by any party hereto. All rights to indemnification contained in this Agreement shall survive the Closing indefinitely.

     9.2 Indemnification by the Assignor and Assignee. The parties shall indemnify, defend, and hold harmless each other, and the each others representatives, stockholders, controlling persons and affiliates, at, and at any time after, the Closing, from and against any and all demands, claim, actions, or causes of action, assessments, losses, damages (including incidental and consequential damages), liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation , and settlement amounts, together with interest and penalties (collectively, a "LOSS" or "LOSSES"), asserted against, resulting to, imposed upon, or incurred by the either party, directly or indirectly, by reason of, resulting from, or arising in connection with: (i) any breach of any representation, warranty, or agreement of either party contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby; (ii) any breach of any representation, warranty, or agreement of either party contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby, as if such representation or warranty were made on and as of the Closing Date; (iii) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with either party in connection this Agreement or any of the transactions contemplated hereby; and (iv) to the extent not covered by the foregoing, any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation and settlement amounts, together with interest and penalties, incident to the foregoing.

The remedies provided in this Section 9.2 will not be exclusive of or limit any other remedies that may be available to the either party to this Agreement.

                                   ARTICLE 10

                                   TERMINATION

     10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

     (a) by mutual written consent of the Assignor and the Assignee;

     (b) by either the Assignor or the Assignee if (i) there shall have been a material breach of any representation, warranty, covenant or agreement set forth in this Agreement, on the part of the Assignee, in the case of a termination by the Assignor, or on the part of the Assignor, in the case of a termination by

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the  Assignee,  which  breach  shall  not  have  been  cured,  in the  case of a representation or warranty, prior to Closing or, in the case of a covenant or agreement, within ten (10) business days following receipt by the breaching party of notice of such breach, or (ii) any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated hereby shall have become final and non-appealable;

     (c) by either the Assignor or the Assignee if the transactions contemplated hereby shall not have been consummated on or before the Closing Date; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the consummation of the transactions contemplated hereby to have occurred on or before the aforesaid date; or

     (d) By the Assignee in the event of an uncured  Title Defect as provided in
Section 2.2 of this Agreement.

     10.2 Effect of Termination. Each party's right of termination under Section
10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, unless otherwise specified in this Agreement, all further obligations of the parties under this Agreement will terminate; provided, however, that if this Agreement is terminated by a party because of the breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's rights to pursue all legal remedies will survive such termination unimpaired.

                                   ARTICLE 11

                                  MISCELLANEOUS

     11.1 Entire Agreement. This Agreement, and the other certificates, agreements, and other instruments to be executed and delivered by the parties in connection with the transactions contemplated hereby, constitute the sole understanding of the parties with respect to the subject matter hereof and supersede all prior oral or written agreements with respect to the subject matter hereof.

     11.2 Parties Bound by Agreement; Successors and Assigns. The terms, conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     11.3 Amendments and Waivers. No modification, termination, extension, renewal or waiver of any provision of this Agreement shall be binding upon a party unless made in writing and signed by such party. A waiver on one occasion shall not be construed as a waiver of any right on any future occasion. No delay or omission by a party in exercising any of its rights hereunder shall operate as a waiver of such rights.

     11.4 Severability. If for any reason any term or provision of this Agreement is held to be invalid or unenforceable, all other valid terms and provisions hereof shall remain in full force and effect, and all of the terms and provisions of this Agreement shall be deemed to be severable in nature. If for any reason any term or provision containing a restriction set forth herein is held to cover an area or to be for a length of time which is unreasonable, or in any other way is construed to be too broad or to any extent invalid, such term or provision shall not be determined to be null, void and of no effect, but to the extent the same is or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a restriction having the maximum enforceable area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under applicable law.

     11.5 Attorneys' Fees. Should any party hereto retain counsel for the purpose of enforcing, or preventing the breach of, any provision hereof including, but not limited to, the institution of any action or proceeding, whether by arbitration, judicial or quasi-judicial action or otherwise, to enforce any provision hereof or for damages for any alleged breach of any provision hereof, or for a declaration of such party's rights or obligations hereunder, then, whether such matter is settled by negotiation, or by arbitration or judicial determination, the prevailing party shall be entitled to be reimbursed by the losing party for all costs and expenses incurred thereby, including, but not limited to, reasonable attorneys' fees for the services rendered to such prevailing party.

     11.6  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

     11.7 Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     11.8 Notices. All notices, requests, demands, claims, and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given five business days after such notice, request, demand, claim or other communication is sent, if sent by registered or certified mail, return receipt requested, postage prepaid; and, in any case, all such communications must be addressed to the intended recipient at the address set forth on the first page of this Agreement. Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

     11.9 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Montana without giving effect to the principles of choice of law thereof.

     11.10 Arbitration. Any dispute arising under or in connection with any matter related to this Agreement or any related agreement shall be resolved exclusively by arbitration in the State of Montana. The arbitration shall be in conformity with and subject to the applicable rules and procedures of the American Arbitration Association. All parties agree to be (1) subject to the jurisdiction and venue of the arbitration in the State of Montana, (2) bound by the decision of the arbitrator as the final decision with respect to the dispute, and (3) subject to the jurisdiction of the Superior Court of the State of Montana for the purpose of confirmation and enforcement of any award made by the arbitrator or for any actions seeking injunctive relief.

     11.11 References, etc.

     (a) Whenever reference is made in this Agreement to any Article, Section, or paragraph, such reference shall be deemed to apply to the specified Article, Section or paragraph of this Agreement.

     (b) Wherever reference is made in this Agreement to a Schedule, such reference shall be deemed to apply to the specified Schedule attached hereto, which are incorporated into this Agreement and form a part hereof. All terms defined in this Agreement shall have the same meaning in the Schedules attached hereto.

     (c) Any form of the word "include" when used herein is not intended to be exclusive (e.g., "including" means "including, without limitation").

     11.12 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

     11.13 No Third Party Beneficiary Rights. No provision in this Agreement is intended or shall create any rights with respect to the subject matter of this Agreement in any third party.

     11.14 Such Other Acts. The parties hereto shall do all things, take such acts and execute such documents as are necessary to give effect to the intention herein contemplated.

     11.15 Electronic Means. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first indicated above.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first indicated above.

SUMMIT WEST OIL, LLC.


/s/ Fred Taylor
-------------------------------
Fred Taylor - President

FREEDOM PETROLEUM INC.


/s/ Thomas Hynes
-------------------------------
Thomas Hynes

                                    EXHIBIT A

                       STATE OF MONTANA OIL AND GAS LEASE

                                                                          DS-423
                                                                 AMENDED 12/6/05

                                No. OG-427Q9-12

     THIS INDENTURE OF LEASE, entered into between the State of Montana, through its Board of Land Commissioners, hereinafter referred to as lessor, and the person, company, or corporation herein named, hereinafter referred to as lessee, pursuant to the provisions of Title 77, Chapter 3, Part 4, M.C.A., and all acts amendatory thereof and supplementary thereto, WITNESSETH:

     1. GRANTING CLAUSE--The lessor, in consideration of the annual rentals herein stated, the receipt of which for the first year of this lease is hereby acknowledged, the royalties to be paid, and the covenants to be kept and performed by the lessee, hereinafter set forth, hereby grants, demises, leases and lets to the lessee, for the purpose of mining and operating for oil and gas, and of laying pipelines, building tanks, power stations, and other structures thereon necessary in order to produce, save, care for, dispose of and remove the oil and gas, all the lands herein described, as follows:

Date this lease takes effect: June 05, 2012

Name of Lessee: SUMMIT WEST OIL, LLC                  Address: 1115 W10TH AVE
                                                               SPOKANE, WA 99204

Land Located in: Township 15 North, Range 4 West      County: Lewis and Clark

Description of land: Section 32: Lots 1 thru 8, E2

Total number of acres, more or less, 624.72, belonging to Common Schools Grant.

Annual rental, payable each year in advance: $2,342.70 first year;
                                             $937.08 each year thereafter.

     2.TERM AND HORIZONTAL SEGREGATION--This lease is granted for a primary term often years and so long thereafter as oil and gas in paying quantities shall be produced from the land, subject to all of the terms and conditions herein set forth; provided, however, that:

     (a) The extended term of this lease shall apply only to those formations discovered, developed or drilled during the primary term of ten years, and the interest of the lessee in the premises herein described shall thereafter be limited to such formations.

     (b) If oil and gas in paying quantities is discovered in an offset well on a contiguous section during the extended term of this lease in any formation in the zone between the deepest formation to which the lessee drilled during the primary term of this lease and the deepest formation in which oil or gas has been discovered on the leased premises, this lease shall terminate as to said zone unless, within 60 days after the completion of such offset well, the lessee shall commence operations to test such a formation.

IT IS MUTUALLY UNDERSTOOD, AGREED AND COVENANTED BY AND BETWEEN THE PARTIES TO THIS LEASE AS FOLLOWS:

     3.LEASE EXTENSION--The Board of Land Commissioners may grant reasonable extensions of the primary term of this lease upon a showing that lessee, despite due care and diligence, is or has been directly or indirectly prevented from exploring, developing, or operating this lease or is threatened with substantial economic loss due to litigation regarding this lease or another lease in the immediate area held by the lessee, state compliance with the Montana Environmental Policy Act, or adverse conditions caused by natural occurrences.

     4.LAND DISPOSITIONS--The lessor expressly reserves the right to sell, lease, or otherwise dispose of any interest or estate in the lands hereby leased, except the interest conveyed by this lease. However, lessor agrees that sales, leases, or other dispositions of any interest of estate in the lands hereby leased shall be subject to the terms of this lease, and shall not interfere with the lessee's possession or rights hereunder.

     5.RENTAL--The lessee shall pay to the lessor an annual money rental in the amount hereinabove stated being not less than one dollar and fifty cents ($1.50) for each acre of land held under this lease from year to year, provided, however, that the amount of such money rental so payable shall in no case be less than one hundred dollars ($ 100.00) per annum. The first year's rental must be paid before the issuance of the lease. The rentals for each subsequent year of the lease shall be due and payable before the beginning of such subsequent lease year. Upon failure to make the rental payment, the lease terminates unless there is a well currently being drilled, a producing well, or a shut-in well approved by the Department of Natural Resources and Conservation, Trust Land Management Division (Department) on the lease. Rental paid for any year must be credited against any royalty that accrues during that year.

     6. ROYALTY ON OIL--The lessee shall pay in money or in kind to the lessor at its option as hereinafter provided during the full term of this lease a royalty of 16.67%, free of all costs and deductions, on the average production of the oil from producing wells under this lease for each calendar month.

     7.ROYALTY ON GAS--The lessee shall also pay in money or in kind to the lessor at its option as hereinafter provided during the full term of this lease, free of costs and deductions, a royalty on the gas produced from the wells under this lease whether the wells produce oil and gas or gas alone, of 16.67%.

     8.SHUT IN GAS ROYALTY--The royalty on gas, including casinghead gas and all gaseous substances not sold or used off the premises, must be at the rate of $400 per lease each year or the amount of the annual rental provided in the lease, whichever is the greater, payable on or before the annual anniversary date of the lease. As long as the leased lands contain a well capable of production in paying quantities and the requisite payment is made, the lease must be considered as a producing lease under the terms herein.

     9. ROYALTIES BASED ON PRODUCTION-AO royalties shall be calculated upon the total amount produced and saved under this lease exclusive of oil and/or gas used for light, fuel or operating purposes in connection with the work on the lands under the lease.

     10. FULL PRODUCTION REQUIRED-All wells under this lease shall be so drilled, maintained and operated as to produce the maximum amount of oil and/or gas which can be secured without injury to wells and the aforesaid royalties shall be based and calculated on such full production of oil and/or gas.

     11. ROYALTY PAYMENT-The lessee shall pay to the lessor in cash for such royalty oil and gas at the rate of the posted field price therefor existing on the day such oil or gas was run into any pipeline or storage tank to the credit of the lessee plus any bonus or other increase in price actually paid or agreed to be paid to the lessee.

     12. IN-KIND OIL OR GAS--At the option of the lessor exercised not more frequently than once every thirty days by notice in writing the lessee shall deliver the State's royalty oil or gas free of cost or deductions into the pipeline to which the wells of the lessee may be connected or into any storage designated by the State and connected with such wells. The lessee shall not be required to furnish storage for the State's royalty oil for more than thirty
(30) days following the date of production thereof when a market therefor is available.

     13. FAIR MARKET VALUE--In all cases where there is no posted field price for oil or gas produced under this lease, the payments in cash for the royalties payable hereunder shall never be less than the fair market value thereof, for oil, at the wells where produced on the day it is run into the pipeline or storage tanks, and for gas, at the well where produced on the day produced. It is agreed that helium gas, carbon dioxide gas, and all other natural gases are included under the term "gas" as used in this lease.

     14. LIENS ON PRODUCTION--The lessor shall have a first lien upon all oil or gas produced from the lands leased hereunder, to secure the payment of all unpaid royalty and other sums of money that may become due under the terms herein.

     15. POOLING AND UNITIZATION-Upon receiving the written consent of the lessor, the lessee shall have the right to commit the lands hereby leased to a pooling, unit, cooperative or other plan of development or operation with other State lands, Federal lands, privately-owned lands or Indian lands. Such agreements shall not change the percentage of royalties to be paid to the state from the percentages as fixed herein. Oil or gas produced from any lands included in such an agreement which encompasses the lands hereby leased are considered to be produced from the lands hereby leased.

     16. FARM LOAN ACQUISITIONS-If the land under this lease is "mortgaged land" acquired by the State in connection with a mortgage given to the State as security for a loan and such mortgage land has been sold by the State subsequent to July 1,1927, and prior to February 26,1929, the lessee shall pay directly to the holder of such land under certificate of purchase or other contract, or deed from the State, a royalty of one percentum (1%) of the oil and gas produced from such land to be calculated on the same basis and in the same manner as the royalty to be paid to the State, but the said royalty of one percentum shall be deducted from the royalty to be paid to the State so that such one percentum royalty does not increase the total royalty to be paid under this lease, and if such mortgage land was sold by the State between March 15, 1935, and July 1, 1961, the lessee shall pay directly to the holder of such land under certificate of purchase or other contract or deed from the State, a royalty of six and one-fourth percentum (614%) of the oil and gas produced from such land to be calculated as hereinbefore specified.

     17.DELAY DRILLING PENALTY-Unless this lease is surrendered, is terminated by lessee's failure to pay rentals when due, or is terminated by the Board of Land Commissioners because of the failure of the lessee to comply with the express and implied covenants of this lease, the Board of Land Commissioners may, in its discretion and as provided by law, cancel and terminate this lease upon the failure of the lessee (1) to commence within five (5) years of the effective date of this lease, drilling of at least one well upon the leased premises of such diameter and to such depth as may be necessary to make a reasonable test for oil and gas; or (2) pay in advance a delay drilling penalty of one dollar and twenty-five cents ($ 1.25) per acre for the sixth year of the lease in addition to the annual rental; or (3) pay in advance a delay drilling penalty of two dollars and fifty cents ($2.50) per acre per annum for the seventh through the tenth year of the lease in addition to the annual rental. The lessee shall notify the Department of the commencement of drilling of any well within five (5) days after the well is spudded in. The Board shall refund delay drilling penalties paid on a lease for any year in which the lessee commences drilling on that lease.

     18. DRY HOLE CLAUSE-Following the termination of the fourth year of this lease, if the lessee drills a dry hole on the lease premises prior to discovery of oil or gas or if after discovery of oil or gas, production thereof in paying quantities ceases, the lease may be terminated by the Board unless the lessee
(1) commences drilling of another well for oil and/or gas before the 7th year of this lease or second anniversary of the lease following completion of the well, whichever comes later, or (2) unless the lessee, on or before such anniversary date resumes payment of any delay drilling penalties imposed by the Board. For purposes of this lease "dry hole" is defined as a completed well which is not capable of producing oil and/or gas in paying quantities when completed.

     19. DRILLING EXTENSION--If at the expiration of the primary term hereof oil or gas is not being produced from the lease premises in paying quantities, but the owner of the lease is then engaged in drilling on the premises for oil and gas, then the lease continues in effect so long as such drilling operations are being diligently prosecuted. If oil or gas is recovered from any such well drilled or being drilled at or after the expiration of the primary term hereof, the lease continues in effect so long as oil or gas in paying quantities is being produced from the leased premises.

     20. DUE DILIGENCE--Upon completion of a commercially productive oil or gas well upon the leased premises, the lessee shall proceed with reasonable diligence to drill such additional wells to the depth of the formation found commercially productive, or to such depth as may be necessary to economically test, develop and operate the deposits discovered.

     21. OFFSET PROTECTION--The lessee shall commence promptly and diligently drill to completion all wells necessary on the lands under this lease in order to fairly offset commercially producing oil or gas wells on contiguous lands or pay a compensatory royalty.

     22. WASTE PROHIBITED--In conducting all explorations, mining or drilling operations under this lease, the lessee shall exercise all reasonable care and precautions in order to prevent waste of oil and gas. The lessee shall also at all times use all reasonable care and precautions to prevent the entrance of water to the oil or gas bearing strata to the destruction or injury thereof.

     23. LOGS REQUIRED-The lessee agrees to keep a correct log of each well drilled under this lease, showing the formations passed through, the depth at which such formation was reached, the thickness of each formation, the water-bearing formations and the character of water therein, the elevations to which the water rises, the number of feet of casing set in such well and where placed, its size and the total depth to which such well was drilled; and upon request, to file the log with the Department.

     24. PROGRESS REPORTS REQUIRED--When called upon to do so, the lessee shall also file progress reports with the Department before the completion or abandonment of any well.

     25. PRODUCTION REPORTS AND PAYMENT OF ROYALTY-The lessee further agrees on or before the last day of each month to make a report to the Department for operations covering the preceding calendar month, which report shall be in such form as the Department may prescribe and shall show the amount of oil or gas produced and saved during the preceding calendar month, the price obtained therefor, the total amount of all sales, whether any bonus or other increase in price was actually paid or agreed to be paid and such additional information as may be required. Such report shall be signed by the lessee or by some responsible person having knowledge of the facts contained therein. The report shall be accompanied by payment of the amount due the State as royalty for the month covered by the report where payment is required in money in place of oil or gas.

     26. COMPLETION REPORTS REQUIRED-When the lessee is required by the rules of the Board of Oil and Gas Conservation to file a well completion report with that board, lessee shall file one copy of that report with the Department.

     27. LESSOR'S RIGHT TO INSPECT-Representatives of the lessor shall at all times have the right to enter upon the granted premises and all parts thereof for the purpose of inspecting and examining the same, as well as supervising tests thai they may deem necessary to ascertain the condition of the wells being drilled or about to be abandoned and gauging the production of producing wells. Representatives of the lessor shall also, at all reasonable hours, have free access to all books, accounts, records and papers of the lessee insofar as they contain information relating to the production obtained under this lease, the price obtained therefor, and the fair market value of the production. Lessor shall also have free access to agreements relating to production hereunder.

     28. SURFACE OWNER'S OR LESSEE'S RIGHTS-The lessee hereunder agrees to provide the surface owner and surface lessee with a plan for location of all facilities and consult with the surface owner and surface lessee regarding a reasonable location of access roads. In all operations on the land hereby leased, lessee agrees to interfere as little as possible with the use of the premises for any other purpose to which the same may be devoted by other persons to whom the land may have been leased or sold by the State. The lessee shall not drill any well upon the lands hereby leased, within two hundred feet (200') of any residence or barn now or hereafter erected thereon without the consent of the owner of such building. The lessee hereby agrees to make satisfactory adjustment with the owner or lessee of the surface, including the State of Montana, for damages sustained by such surface owner, the lessee, or the State of Montana by reason of the lessee's entry upon, use and occupancy of, the surface of the land. If amicable determination of damages cannot be made between such surface owner, lessee, or the State of Montana and the lessee hereunder, then, upon the agreement of the surface owner or lessee to enter into arbitration, the damages to be paid to the surface owner or lessee shall be fixed by a board of arbitrators of three persons, to be appointed as follows: one by the State of Montana or the owner or lessee of the surface who is claiming damages, one by the lessee hereunder, and the third by the two arbitrators so appointed. The lessee hereby agrees to make prompt payment of the damages awarded by such board of arbitrators.

     In any case where the owner of the surface claims title under a "C" patent issued by the State of Montana, and demands that the Board fix, allow and pay the owner the reasonable value of any right of way established by the lessee hereunder, the Department shall charge the cost of fixing the amount of damages to the lessee hereunder. The lessee hereunder shall pay the reasonable sum so fixed as damages to the Board, which will pay the surface owner.

     29.ASSIGNMENTS--The lessee may assign this lease either in whole or as to any regular subdivision thereof, embracing not less than forty (40) acres, to any qualified assignee, providing that such assignment shall not be binding upon the State until it has been filed with the Department accompanied by the required fees. No assignment to two or more assignees will be approved until one of the assignees is designated to act as agent for the assignees. Each lessee executing this lease, or accepting an assignment of an interest in this lease, is jointly and severally liable for all obligations attributable to the entire working interest under this lease.

     30. RELINQUISHMENTS--The lessee shall have the right at the termination of any rental year, by giving at least thirty (30) days previous notice in writing to the Department, to surrender and relinquish any legal subdivisions of the land hereby leased and thereupon be discharged from any obligation not theretofore accrued as to the lands so surrendered and relinquished. When this lease terminates as to any portion less than the whole of the lands covered hereby, because of the lessee's failure to pay rental when due, lessee agrees to submit to the lessor, within thirty (30) days after such termination, a written surrender and relinquishment of those lands.

     31. CANCELLATION--It is understood and agreed that the lessor hereby reserves the right to declare this lease forfeited and to cancel the same through the Board of Land Commissioners upon failure of the lessee to fully discharge all the obligations provided herein, after written notice from the Board and reasonable time fixed and allowed by it to the lessee for the performance of any undertaking or obligation specified in such notice concerning which the lessee is in default. The lessee, upon written application therefor, shall be granted a hearing on any notice or demand of the Board before the lease shall be declared forfeited or canceled. The provisions of this clause shall not in any way affect an automatic termination of this lease caused by lessee's failure to pay rental when due.

     32. SURRENDER POSSESSION-Upon the termination of this lease for any cause the lessee shall surrender possession of the leased premises to the lessor subject to lessee's right to re-enter, hereby granted, at any time within six months after the date of such termination, for the purpose of removing all machinery, fixtures, improvements, buildings and equipment belonging to the lessee remaining upon the premises except casing in wells and other equipment or apparatus necessary for the preservation of any oil or gas well or wells. It is hereby agreed that any succeeding lessee, or in the event there be no succeeding lessee, the lessor, wishing to have such property left permanently upon the premises, shall pay the reasonable value thereof, in cash, to the lessee, but if the succeeding lessee or the lessor, acting through its Board of Land Commissioners, shall be unable to agree with the lessee upon the reasonable cash value of such casing, equipment and apparatus, then the succeeding lessee or the lessor herein, as the case may be, shall pay in cash to the lessee hereunder, such sum as may be fixed as a reasonable price by a board of three appraisers, one of whom shall be chosen by the succeeding lessee or the State of Montana as the case may be, one by the lessee hereunder, and the third by the two chosen, and whose appraisal shall be reported to the respective parties, in writing, and is final and conclusive. If the lessee or succeeding lessee refuses to appoint an appraiser within fifteen (15) days of a request to do so by the Department, the Department may appoint an appraiser for the lessee or succeeding lessee. Unless the Department gives written authorization, the lessee may not remain in possession or manage the land and property formerly covered by the lease. During the time the lessee remains in authorized possession, the lessee shall be entitled to retain the same share of the products of the lands as inured to the lessee during the term of this lease. Should the lessor herein or any succeeding lessee not desire any of the lessee's property permanently left upon the premises, as provided in this paragraph, the lessee shall properly plug all non-producing wells and remove all of his property from the lands with reasonable diligence. If any of the property of the lessee is not removed from the leased premises within six months of the termination date of the lease as herein provided the same shall be deemed forfeited to the State of Montana and shall become its property.

     33. COMPLIANCE WITH LAWS, RULES AND REGULATIONS--This lease is subject to ftirther permitting under the provisions of Title 75 or 82, Montana Code Annotated. The lessee agrees to comply with all applicable laws, rules and regulations in effect at the date of this lease, particularly the Rules Governing the Issuance of Oil and Gas Leases on State Lands of the State of Montana. The lessee agrees to comply with all applicable laws, rules and regulations which may, from time to time, be adopted and which do not impair the obligations of this contract and which do not deprive the iessee of an existing property right recognized by law.

     34. WARRANTY OF TITLE--It is understood and agreed that this lease is issued only under such title as the State of Montana may now have or hereafter acquire, and that the lessor shall not be liable for any damages sustained by the lessee, nor shall the lessee be entitled to or claim any refund of rentals or royalties theretofore paid to the lessor in the event the lessor does not have the title to the oil and gas in the leased lands. If the lessor owns a lesser interest in the leased lands than the entire and undivided fee simple estate in underlying oil and gas for which rental and royalty is payable, then the rentals and royalties herein provided shall be paid the lessor only in the proportion which its interest bears to the whole and undivided fee simple estate in the oil and gas for which royalty is payable.

     35. LEGAL FEES--In the event lessor shall institute and prevail in any action or suit for the enforcement of any provisions of this lease, lessee will pay to lessor a reasonable sum for costs incurred on account thereof.

     36. SPECIAL PROVISIONS:

                                 SEE EXHIBIT "A"

     37. EXECUTING PARTIES BOUND--A11 covenants and agreements herein set forth between the parties hereto shall extend to and bind their successors, heirs, executors and assigns.

     IN WITNESS WHEREOF, the State of Montana and the lessee have caused this lease to be executed in duplicate and the Director of the Montana Department of Natural Resources and Conservation, pursuant to the authority granted him by the Board of Land Commissioners of the State of Montana, has hereunto set his hand and affixed the seal of the Board of Land Commissioners this 18th day of June 2012.

                                           /s/ Fred Taylor
                                           -------------------------------------
                                           Lessee

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------
                                           Address


/s/ Mary Sexton by Monte G. Mason
----------------------------------------------------------------
Director of the Department of Natural Resources and Conservation

                   EXHIBIT A - SPECIAL PROVISIONS OG-42709-12

Surface Ownership: STATE-OWNED SURFACE

1 Lessee shall notify and obtain approval from the Department's Trust Land Management Division (TLMD) prior to constructing well pads, roads, power lines, and related facilities that may require surface disturbance on the tract. Lessee shall comply with any mitigation measures stipulated in TLMD's approval.

2 Prior to the drilling of any well, lessee shall send one copy of the well prognosis, including Form 22 "Application for Permit" to the Department's Trust Land Management Division (TLMD). After a well is drilled and completed, lessee shall send one copy of all logs run, Form 4A "Completion Report", and geologic report to TLMD. A copy of Form 2 "Sundry Notice and Report of Wells" or other appropriate Board of Oil and Gas Conservation form shall be sent to TLMD whenever any subsequent change in well status or operator is intended or has occurred. Lessee shall also notify and obtain approval from the TLMD prior to plugging a well on the lease premises.

     Issuance of this lease in no way commits the Land Board to approval of coal bed methane production on this lease. Any coal bed methane extraction wells would require subsequent review and approval by the board.

3 The TLMD will complete an initial review for cultural resources and, where applicable, paleontological resources of the area intended for disturbance and may require a resources inventory. Based on the results of the inventory, the TLMD may restrict surface activity for the purpose of protecting significant resources located on the lease premises.

4 The lessee shall be responsible for controlling any noxious weeds introduced by lessee's activity on State- owned land and shall prevent or eradicate the spread of those noxious weeds onto land adjoining the lease premises.

5 The definitions of "oil" and "gas" provided in 82-1-111, MCA, do not apply to this lease for royalty calculation purposes.

6 If the State does not own the surface, the lessee must contact the owner of the surface in writing at least 30 days prior to any surface activity. A copy of the correspondence shall be sent to TLMD.

7 Due to unstable soil conditions on this tract and/or topography that is rough and/or steep, surface use may be restricted or denied. Seismic activity may be restricted to poltershots.


                                           /s/ Fred Taylor
                                           -------------------------------------
                                           Lessee